Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	July 18, 2024

M&T Bank Corporation (NYSE:MTB) announces second quarter 2024 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $655 million or $3.73 of diluted earnings per common share.

(Dollars in millions, except per share data)	2Q24	1Q24	2Q23
Earnings Highlights
Net interest income	$1,718	$1,680	$1,799
Taxable-equivalent adjustment	13	12	14
Net interest income - taxable-equivalent	1,731	1,692	1,813
Provision for credit losses	150	200	150
Noninterest income	584	580	803
Noninterest expense	1,297	1,396	1,293
Net income	655	531	867
Net income available to common shareholders - diluted	626	505	841
Diluted earnings per common share	3.73	3.02	5.05
Return on average assets - annualized	1.24%	1.01%	1.70%
Return on average common shareholders' equity - annualized	9.95	8.14	14.27
Average Balance Sheet
Total assets	$211,981	$211,478	$204,376
Interest-bearing deposits at banks	29,294	30,647	23,617
Investment securities	29,695	28,587	28,623
Loans and leases, net of unearned discount	134,588	133,796	133,545
Deposits	163,491	164,065	159,399
Borrowings	16,452	16,001	15,055
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.59%	3.52%	3.91%
Efficiency ratio	55.3	60.8	48.9
Net charge-offs to average total loans - annualized	.41	.42	.38
Allowance for credit losses to total loans	1.63	1.62	1.50
Nonaccrual loans to total loans	1.50	1.71	1.83
Common equity Tier 1 ("CET1") capital ratio (1)	11.44	11.08	10.59
Common shareholders' equity per share	$153.57	$150.90	$143.41

(1) June 30, 2024 CET1 capital ratio is estimated.

Financial Highlights

•Highlighting the Company's strengthening capital position, the CET1 capital ratio increased for the fifth consecutive quarter to an estimated 11.44% at June 30, 2024, representing a 36 basis point increase from 11.08% at March 31, 2024.
•Net interest margin of 3.59% in the recent quarter widened from 3.52% in the first quarter of 2024 reflecting higher yields on investment securities as cash was deployed to those products, and stable deposit and borrowing costs.
•Growth in average commercial and industrial loans and consumer loans in the recent quarter was partially offset by a decline in average commercial real estate loans.
•Average customer deposits grew as funding shifted from wholesale sources to lower cost customer savings and interest-checking deposits during the recent quarter. Average borrowings rose in the second quarter of 2024 as compared with the first quarter of 2024 due to the issuance of senior notes and asset-backed notes at the end of the immediately preceding quarter, partially offset by lower average borrowings from the Federal Home Loan Bank ("FHLB") of New York.
•Provision for credit losses in the recent quarter reflects lower levels of criticized commercial real estate loans, partially offset by commercial and industrial and consumer loan growth.
•Lower noninterest expense in the second quarter of 2024 reflects seasonal salaries and employee benefit expenses recognized in 2024's initial quarter. The first and second quarters of 2024 include a $29 million and a $5 million estimated increase in the FDIC special assessment, respectively.

Chief Financial Officer Commentary
"Building on a strong start to the year, the second quarter results reflect a 24% increase in diluted earnings per common share from the first quarter. We continued to grow our commercial and industrial and consumer loan portfolios, while lessening our commercial real estate exposure. Credit metrics improved as both nonaccrual and total criticized loans declined sequentially. Liquidity and capital positions are exceptional, and we are pleased with the reduction in our stress capital buffer that becomes effective later this year. Our team continues to diligently deploy resources while controlling expense growth. We are grateful for our employees' commitment to our customers and communities which was again on full display in the first half of 2024 through various community events and volunteer engagements throughout our footprint."
- Daryl N. Bible, M&T's Chief Financial Officer

Contact:
Investor Relations: Brian Klock 716.842.5138
Media Relations: Frank Lentini 929.651.0447

Second Quarter 2024 Results

Non-GAAP Measures (1)

			Change 2Q24 vs.		Change 2Q24 vs.
(Dollars in millions, except per share data)	2Q24	1Q24	1Q24	2Q23	2Q23
Net operating income	$665	$543	22%	$879	-24%
Diluted net operating earnings per common share	3.79	3.09	23	5.12	-26
Annualized return on average tangible assets	1.31%	1.08%		1.80%
Annualized return on average tangible common equity	15.27	12.67		22.73
Efficiency ratio	55.3	60.8		48.9
Tangible equity per common share	$102.42	$99.54	3	$91.58	12

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.

M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Taxable-equivalent Net Interest Income

			Change 2Q24 vs.		Change 2Q24 vs.
(Dollars in millions)	2Q24	1Q24	1Q24	2Q23	2Q23
Average earning assets	$193,676	$193,135	—%	$185,936	4%
Average interest-bearing liabilities	132,209	131,451	1	118,274	12
Net interest income - taxable-equivalent	1,731	1,692	2	1,813	-5
Yield on average earning assets	5.82%	5.74%		5.46%
Cost of interest-bearing liabilities	3.26	3.26		2.43
Net interest spread	2.56	2.48		3.03
Net interest margin	3.59	3.52		3.91
Taxable-equivalent net interest income increased $39 million, or 2%, from the first quarter of 2024.
•Average loans and leases increased $792 million and the yield on those loans and leases rose 6 basis points.
•Average investment securities increased $1.1 billion and the rates earned on those securities increased 31 basis points.
•Average interest-bearing deposits increased $307 million and the rates paid on such deposits declined 3 basis points. Average brokered deposits declined $1.2 billion in the recent quarter.
•Average borrowings rose $451 million and the rate paid on such borrowings increased 11 basis points.
Taxable-equivalent net interest income decreased $82 million, or 5%, compared with the year-earlier second quarter.
•Average interest-bearing deposits rose $12.5 billion and the rates paid on those deposits increased 88 basis points.

Second Quarter 2024 Results

•Average borrowings increased $1.4 billion and rates paid on such borrowings increased 50 basis points.
•Average interest-bearing deposits at banks, average investment securities and average loans and leases increased $5.7 billion, $1.1 billion and $1.0 billion, respectively.
•Yields earned on average interest-bearing deposits at banks and average loans and leases each increased 36 basis points. The yield on investment securities increased 52 basis points.

Average Earning Assets

			Change 2Q24 vs.		Change 2Q24 vs.
(Dollars in millions)	2Q24	1Q24	1Q24	2Q23	2Q23
Interest-bearing deposits at banks	$29,294	$30,647	-4%	$23,617	24%
Trading account	99	105	-6	151	-34
Investment securities	29,695	28,587	4	28,623	4
Loans and leases, net of unearned discount
Commercial and industrial	58,152	56,821	2	54,572	7
Real estate - commercial	31,458	32,696	-4	34,903	-10
Real estate - consumer	23,006	23,136	-1	23,781	-3
Consumer	21,972	21,143	4	20,289	8
Total loans and leases, net	134,588	133,796	1	133,545	1
Total earning assets	$193,676	$193,135	—	$185,936	4

Average earning assets increased $541 million from the first quarter of 2024.
•Average interest-bearing deposits at banks decreased $1.4 billion reflecting purchases of investment securities and loan growth partially offset by higher long-term borrowings.
•Average investment securities increased $1.1 billion primarily due to purchases of fixed rate agency mortgage-backed and U.S. Treasury securities during the second quarter of 2024.
•Average loans and leases increased $792 million primarily reflective of growth in average commercial and industrial loans and leases of $1.3 billion and consumer loans of $829 million, partially offset by declines in average commercial real estate and residential real estate loans. The growth in commercial and industrial loans spanned most industry types.

Average earning assets increased $7.7 billion, or 4%, from the year-earlier second quarter.
•Average interest-bearing deposits at banks increased $5.7 billion reflecting a rise in average deposits and higher levels of average borrowings, partially offset by loan growth and purchases of investment securities.
•Average investment securities increased $1.1 billion reflecting purchases of fixed rate agency mortgage-backed and U.S. Treasury securities over the past six months.
•Average loans and leases increased $1.0 billion predominantly due to higher average commercial and industrial loans and leases of $3.6 billion, reflecting lending activities to financial and insurance industry customers, motor vehicle and recreational finance dealers and to the services industry, and consumer loans of $1.7 billion reflecting higher average recreational finance loans, partially offset by a $3.4 billion and a $775 million decline in average commercial real estate loans and residential real estate loans, respectively.

Second Quarter 2024 Results

Average Interest-bearing Liabilities

			Change 2Q24 vs.		Change 2Q24 vs.
(Dollars in millions)	2Q24	1Q24	1Q24	2Q23	2Q23
Interest-bearing deposits
Savings and interest-checking deposits	$95,955	$94,867	1%	$87,210	10%
Time deposits	19,802	20,583	-4	16,009	24
Total interest-bearing deposits	115,757	115,450	—	103,219	12
Short-term borrowings	4,962	6,228	-20	7,539	-34
Long-term borrowings	11,490	9,773	18	7,516	53
Total interest-bearing liabilities	$132,209	$131,451	1	$118,274	12

Brokered savings and interest-checking deposits	$8,193	$8,030	2%	$3,754	118%
Brokered time deposits	3,826	5,193	-26	6,873	-44
Total brokered deposits	$12,019	$13,223	-9	$10,627	13
Average interest-bearing liabilities increased $758 million, or 1%, from the first quarter of 2024.
•Average borrowings increased $451 million predominantly due to the issuance of senior notes and asset-backed notes at the end of the first quarter of 2024, partially offset by lower average borrowings from the FHLB of New York in the recent quarter.
•Average interest-bearing deposits increased $307 million, reflective of a $1.5 billion increase in average non-brokered deposits.

Average interest-bearing liabilities increased $13.9 billion, or 12%, from the second quarter of 2023.
•Average interest-bearing deposits rose $12.5 billion, including a $11.1 billion increase in average non-brokered deposits, reflecting customer demand for interest-bearing products amidst rising rates.
•Average borrowings increased $1.4 billion reflecting the issuances of senior notes and other long-term debt since the second quarter of 2023, partially offset by lower average short-term borrowings.

Second Quarter 2024 Results

Provision for Credit Losses/Asset Quality

			Change 2Q24 vs.		Change 2Q24 vs.
(Dollars in millions)	2Q24	1Q24	1Q24	2Q23	2Q23
At end of quarter
Nonaccrual loans	$2,024	$2,302	-12%	$2,435	-17%
Real estate and other foreclosed assets	33	38	-16	43	-23
Total nonperforming assets	2,057	2,340	-12	2,478	-17
Accruing loans past due 90 days or more (1)	233	297	-21	380	-39
Nonaccrual loans as % of loans outstanding	1.50%	1.71%		1.83%

Allowance for credit losses	$2,204	$2,191	1	$1,998	10
Allowance for credit losses as % of loans outstanding	1.63%	1.62%		1.50%

For the period
Provision for credit losses	$150	$200	-25	$150	—
Net charge-offs	137	138	-1	127	8
Net charge-offs as % of average loans (annualized)	.41%	.42%		.38%

(1)Predominantly government-guaranteed residential real estate loans.

M&T recorded a provision for credit losses of $150 million in each of the second quarters of 2024 and 2023, compared with $200 million in 2024's initial quarter. The lower provision for credit losses in the most recent quarter as compared with the first quarter of 2024 reflects lower commercial real estate loans, including criticized loans, and modest improvement in forecasted real estate prices, partially offset by growth in certain sectors of M&T's commercial and industrial and consumer loan portfolios. Net charge-offs totaled $137 million in 2024's second quarter as compared with $138 million in 2024's first quarter and $127 million in the year-earlier quarter.
Nonaccrual loans were $2.0 billion at June 30, 2024, $278 million lower than March 31, 2024 and $411 million lower than June 30, 2023, respectively. The lower level of nonaccrual loans at the recent quarter end as compared with the March 31, 2024 and June 30, 2023 was predominantly attributable to a decrease in commercial real estate nonaccrual loans. The decline in commercial real estate nonaccrual loans from the second quarter of 2023 was partially offset by an increase in commercial and industrial nonaccrual loans.

Second Quarter 2024 Results

Noninterest Income

			Change 2Q24 vs.		Change 2Q24 vs.
(Dollars in millions)	2Q24	1Q24	1Q24	2Q23	2Q23
Mortgage banking revenues	$106	$104	1%	$107	-1%
Service charges on deposit accounts	127	124	3	119	8
Trust income	170	160	6	172	-1
Brokerage services income	30	29	5	25	21
Trading account and other non-hedging derivative gains	7	9	-29	17	-61
Gain (loss) on bank investment securities	(8)	2	—	1	—
Other revenues from operations	152	152	—	362	-58
Total	$584	$580	1	$803	-27
Noninterest income in the second quarter of 2024 increased $4 million, or 1%, from 2024's first quarter.
•Trust income increased $10 million due to seasonal tax service fees in the second quarter of 2024 of $4 million and higher revenues from the Company's global capital markets business.
•The loss on bank investment securities in the second quarter of 2024 reflected realized losses on sales of certain non-agency investment securities.
•Other revenues from operations in 2024's second quarter reflect increases in merchant discount and credit card fees, letter of credit and other credit-related fees and distributions from renewable energy and certain other tax credit investments. In the first quarter of 2024, other revenues from operations included a $25 million distribution from Bayview Lending Group LLC.
Noninterest income declined $219 million, or 27%, as compared with the year-earlier second quarter.
•Other revenues from operations declined $210 million predominantly due to the $225 million gain on the sale of the Collective Investment Trust ("CIT") business recognized in April 2023, partially offset by higher letter of credit and other credit-related fees and an increase in tax-exempt income from bank owned life insurance in the recent quarter.
•Trust income decreased $2 million. The Company recorded approximately $15 million of revenues from its CIT business in 2023 prior to its sale. That revenue decline was largely offset by higher sales and fees from the Company's global capital markets business.

Second Quarter 2024 Results

Noninterest Expense

			Change 2Q24 vs.		Change 2Q24 vs.
(Dollars in millions)	2Q24	1Q24	1Q24	2Q23	2Q23
Salaries and employee benefits	$764	$833	-8%	$738	4%
Equipment and net occupancy	125	129	-3	129	-3
Outside data processing and software	124	120	4	106	17
Professional and other services	91	85	6	100	-10
FDIC assessments	37	60	-38	28	32
Advertising and marketing	27	20	34	28	-5
Amortization of core deposit and other intangible assets	13	15	-15	15	-15
Other costs of operations	116	134	-13	149	-21
Total	$1,297	$1,396	-7	$1,293	—
Noninterest expense aggregated $1.30 billion in the recent quarter, down from $1.40 billion in the first quarter of 2024.
•Salaries and employee benefits expense decreased $69 million reflecting seasonally higher stock-based compensation, payroll related-taxes and other employee benefits expense in the first quarter of 2024, partially offset by the full-quarter impact of annual merit increases awarded in the first quarter of 2024.
•FDIC assessments reflect estimated special assessment expense of $29 million and $5 million in the first quarter and second quarter of 2024, respectively, related to the FDIC's updated loss estimates associated with certain failed banks.
•Other costs of operations decreased $18 million reflecting lower expense associated with the Company's supplemental executive retirement savings plan and losses on lease terminations related to certain vacated properties in the first quarter of 2024.
Noninterest expense increased $4 million from the second quarter of 2023.
•Salaries and employee benefits expenses increased $26 million reflecting higher salaries expense from annual merit and other increases and a rise in incentive compensation, partially offset by lower employee staffing levels.
•Outside data processing and software rose $18 million due to higher software maintenance and licensing costs and data processing expenses.
•Other costs of operations decreased $33 million as a result of a decline in check fraud losses, credit card merchant expenses and costs associated with serviced loans.

Second Quarter 2024 Results

Income Taxes
The Company's effective income tax rate was 23.4% in the second quarter of 2024, compared with 20.0% and 25.2% in the first quarter of 2024 and second quarter of 2023, respectively. The first quarter of 2024 income tax expense reflects a net discrete tax benefit related to the resolution of a tax matter inherited from the acquisition of People's United Financial, Inc.

Capital

	2Q24		1Q24	2Q23
CET1	11.44%	(1)	11.08%	10.59%
Tier 1 capital	13.22	(1)	12.38	11.91
Total capital	14.87	(1)	14.04	13.71
Tangible capital – common	8.55		8.03	7.63

(1)June 30, 2024 capital ratios are estimated.

M&T's capital ratios remained well above the minimum set forth by regulatory requirements. The Company issued $750 million par value of Perpetual 7.5% Non-Cumulative Preferred Stock (Series J) in May 2024. Cash dividends declared on M&T's common and preferred stock totaled $228 million and $27 million, respectively, for the quarter ended June 30, 2024. M&T's current stress capital buffer is 4.0%. In June 2024, the Federal Reserve released the results of its most recent supervisory stress tests. Based on those results, M&T's stress capital buffer is estimated to be 3.8% effective October 1, 2024.
The CET1 capital ratio for M&T was estimated at 11.44% as of June 30, 2024. M&T's total risk-weighted assets at June 30, 2024 are estimated to be $155 billion.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss second quarter financial results today at 8:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ224. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday July 25, 2024 by calling (800) 727-5306, or (402) 220-2670 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Second Quarter 2024 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; the impact of the People's United Financial, Inc. acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

Second Quarter 2024 Results

Financial Highlights

	Three months ended			Six months ended
	June 30,			June 30,
(Dollars in millions, except per share, shares in thousands)	2024	2023	Change	2024	2023	Change
Performance
Net income	$655	$867	-25%	$1,186	$1,569	-24%
Net income available to common shareholders	626	841	-26	1,131	1,516	-25
Per common share:
Basic earnings	3.75	5.07	-26	6.79	9.09	-25
Diluted earnings	3.73	5.05	-26	6.76	9.06	-25
Cash dividends	1.35	1.30	4	2.65	2.60	2
Common shares outstanding:
Average - diluted (1)	167,659	166,320	1	167,372	167,359	—
Period end (2)	167,225	165,894	1	167,225	165,894	1
Return on (annualized):
Average total assets	1.24%	1.70%		1.13%	1.55%
Average common shareholders' equity	9.95	14.27		9.05	13.02
Taxable-equivalent net interest income	$1,731	$1,813	-5	$3,423	$3,645	-6
Yield on average earning assets	5.82%	5.46%		5.78%	5.31%
Cost of interest-bearing liabilities	3.26	2.43		3.26	2.15
Net interest spread	2.56	3.03		2.52	3.16
Contribution of interest-free funds	1.03	.88		1.04	.81
Net interest margin	3.59	3.91		3.56	3.97
Net charge-offs to average total net loans (annualized)	.41	.38		.41	.30
Net operating results (3)
Net operating income	$665	$879	-24	$1,208	$1,594	-24
Diluted net operating earnings per common share	3.79	5.12	-26	6.89	9.21	-25
Return on (annualized):
Average tangible assets	1.31%	1.80%		1.20%	1.65%
Average tangible common equity	15.27	22.73		13.99	20.90
Efficiency ratio	55.3	48.9		58.0	52.0

	At June 30,
Loan quality	2024	2023	Change
Nonaccrual loans	$2,024	$2,435	-17%
Real estate and other foreclosed assets	33	43	-23
Total nonperforming assets	$2,057	$2,478	-17
Accruing loans past due 90 days or more (4)	$233	$380	-39
Government guaranteed loans included in totals above:
Nonaccrual loans	$64	$40	61
Accruing loans past due 90 days or more	215	294	-27
Nonaccrual loans to total loans	1.50%	1.83%
Allowance for credit losses to total loans	1.63	1.50
Additional information
Period end common stock price	$151.36	$123.76	22
Domestic banking offices	957	996	-4
Full time equivalent employees	22,110	22,946	-4

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4) Predominantly residential real estate loans.

Second Quarter 2024 Results

Financial Highlights, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions, except per share, shares in thousands)	2024	2024	2023	2023	2023
Performance
Net income	$655	$531	$482	$690	$867
Net income available to common shareholders	626	505	457	664	841
Per common share:
Basic earnings	3.75	3.04	2.75	4.00	5.07
Diluted earnings	3.73	3.02	2.74	3.98	5.05
Cash dividends	1.35	1.30	1.30	1.30	1.30
Common shares outstanding:
Average - diluted (1)	167,659	167,084	166,731	166,570	166,320
Period end (2)	167,225	166,724	166,149	165,970	165,894
Return on (annualized):
Average total assets	1.24%	1.01%	.92%	1.33%	1.70%
Average common shareholders' equity	9.95	8.14	7.41	10.99	14.27
Taxable-equivalent net interest income	$1,731	$1,692	$1,735	$1,790	$1,813
Yield on average earning assets	5.82%	5.74%	5.73%	5.62%	5.46%
Cost of interest-bearing liabilities	3.26	3.26	3.17	2.83	2.43
Net interest spread	2.56	2.48	2.56	2.79	3.03
Contribution of interest-free funds	1.03	1.04	1.05	1.00	.88
Net interest margin	3.59	3.52	3.61	3.79	3.91
Net charge-offs to average total net loans (annualized)	.41	.42	.44	.29	.38
Net operating results (3)
Net operating income	$665	$543	$494	$702	$879
Diluted net operating earnings per common share	3.79	3.09	2.81	4.05	5.12
Return on (annualized):
Average tangible assets	1.31%	1.08%	.98%	1.41%	1.80%
Average tangible common equity	15.27	12.67	11.70	17.41	22.73
Efficiency ratio	55.3	60.8	62.1	53.7	48.9

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan quality	2024	2024	2023	2023	2023
Nonaccrual loans	$2,024	$2,302	$2,166	$2,342	$2,435
Real estate and other foreclosed assets	33	38	39	37	43
Total nonperforming assets	$2,057	$2,340	$2,205	$2,379	$2,478
Accruing loans past due 90 days or more (4)	$233	$297	$339	$354	$380
Government guaranteed loans included in totals above:
Nonaccrual loans	$64	$62	$53	$40	$40
Accruing loans past due 90 days or more	215	244	298	269	294
Nonaccrual loans to total loans	1.50%	1.71%	1.62%	1.77%	1.83%
Allowance for credit losses to total loans	1.63	1.62	1.59	1.55	1.50
Additional information
Period end common stock price	$151.36	$145.44	$137.08	$126.45	$123.76
Domestic banking offices	957	958	961	967	996
Full time equivalent employees	22,110	21,927	21,980	22,424	22,946

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4) Predominantly residential real estate loans.

Second Quarter 2024 Results

Condensed Consolidated Statement of Income

	Three months ended			Six months ended
	June 30,			June 30,
(Dollars in millions)	2024	2023	Change	2024	2023	Change
Interest income	$2,789	$2,516	11%	$5,534	$4,843	14%
Interest expense	1,071	717	50	2,136	1,226	74
Net interest income	1,718	1,799	-5	3,398	3,617	-6
Provision for credit losses	150	150	—	350	270	30
Net interest income after provision for credit losses	1,568	1,649	-5	3,048	3,347	-9
Other income
Mortgage banking revenues	106	107	-1	210	192	9
Service charges on deposit accounts	127	119	8	251	232	8
Trust income	170	172	-1	330	366	-10
Brokerage services income	30	25	21	59	49	21
Trading account and other non-hedging derivative gains	7	17	-61	16	28	-44
Gain (loss) on bank investment securities	(8)	1	—	(6)	1	—
Other revenues from operations	152	362	-58	304	522	-42
Total other income	584	803	-27	1,164	1,390	-16
Other expense
Salaries and employee benefits	764	738	4	1,597	1,546	3
Equipment and net occupancy	125	129	-3	254	256	-1
Outside data processing and software	124	106	17	244	212	15
Professional and other services	91	100	-10	176	225	-22
FDIC assessments	37	28	32	97	58	67
Advertising and marketing	27	28	-5	47	59	-20
Amortization of core deposit and other intangible assets	13	15	-15	28	32	-14
Other costs of operations	116	149	-21	250	264	-5
Total other expense	1,297	1,293	—	2,693	2,652	2
Income before income taxes	855	1,159	-26	1,519	2,085	-27
Applicable income taxes	200	292	-32	333	516	-36
Net income	$655	$867	-25%	$1,186	$1,569	-24%

Second Quarter 2024 Results

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2024	2024	2023	2023	2023
Interest income	$2,789	$2,745	$2,740	$2,641	$2,516
Interest expense	1,071	1,065	1,018	866	717
Net interest income	1,718	1,680	1,722	1,775	1,799
Provision for credit losses	150	200	225	150	150
Net interest income after provision for credit losses	1,568	1,480	1,497	1,625	1,649
Other income
Mortgage banking revenues	106	104	112	105	107
Service charges on deposit accounts	127	124	121	121	119
Trust income	170	160	159	155	172
Brokerage services income	30	29	26	27	25
Trading account and other non-hedging derivative gains	7	9	11	9	17
Gain (loss) on bank investment securities	(8)	2	4	—	1
Other revenues from operations	152	152	145	143	362
Total other income	584	580	578	560	803
Other expense
Salaries and employee benefits	764	833	724	727	738
Equipment and net occupancy	125	129	134	131	129
Outside data processing and software	124	120	114	111	106
Professional and other services	91	85	99	89	100
FDIC assessments	37	60	228	29	28
Advertising and marketing	27	20	26	23	28
Amortization of core deposit and other intangible assets	13	15	15	15	15
Other costs of operations	116	134	110	153	149
Total other expense	1,297	1,396	1,450	1,278	1,293
Income before income taxes	855	664	625	907	1,159
Applicable income taxes	200	133	143	217	292
Net income	$655	$531	$482	$690	$867

Second Quarter 2024 Results

Condensed Consolidated Balance Sheet

	June 30,
(Dollars in millions)	2024	2023	Change
ASSETS
Cash and due from banks	$1,778	$1,848	-4%
Interest-bearing deposits at banks	24,792	27,107	-9
Trading account	99	137	-28
Investment securities	29,894	27,917	7
Loans and leases, net of unearned discount:
Commercial and industrial	60,027	54,699	10
Real estate - commercial	29,532	34,634	-15
Real estate - consumer	23,003	23,762	-3
Consumer	22,440	20,249	11
Total loans and leases, net	135,002	133,344	1
Less: allowance for credit losses	2,204	1,998	10
Net loans and leases	132,798	131,346	1
Goodwill	8,465	8,465	—
Core deposit and other intangible assets	119	177	-32
Other assets	10,910	10,675	2
Total assets	$208,855	$207,672	1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$47,729	$54,938	-13%
Interest-bearing deposits	112,181	107,120	5
Total deposits	159,910	162,058	-1
Short-term borrowings	4,764	7,908	-40
Accrued interest and other liabilities	4,438	4,488	-1
Long-term borrowings	11,319	7,417	53
Total liabilities	180,431	181,871	-1
Shareholders' equity:
Preferred	2,744	2,011	36
Common	25,680	23,790	8
Total shareholders' equity	28,424	25,801	10
Total liabilities and shareholders' equity	$208,855	$207,672	1%

Second Quarter 2024 Results

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2024	2024	2023	2023	2023
ASSETS
Cash and due from banks	$1,778	$1,695	$1,731	$1,769	$1,848
Interest-bearing deposits at banks	24,792	32,144	28,069	30,114	27,107
Trading account	99	99	106	137	137
Investment securities	29,894	28,496	26,897	27,336	27,917
Loans and leases, net of unearned discount:
Commercial and industrial	60,027	57,897	57,010	54,891	54,699
Real estate - commercial	29,532	32,416	33,003	33,741	34,634
Real estate - consumer	23,003	23,076	23,264	23,448	23,762
Consumer	22,440	21,584	20,791	20,275	20,249
Total loans and leases, net	135,002	134,973	134,068	132,355	133,344
Less: allowance for credit losses	2,204	2,191	2,129	2,052	1,998
Net loans and leases	132,798	132,782	131,939	130,303	131,346
Goodwill	8,465	8,465	8,465	8,465	8,465
Core deposit and other intangible assets	119	132	147	162	177
Other assets	10,910	11,324	10,910	10,838	10,675
Total assets	$208,855	$215,137	$208,264	$209,124	$207,672

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$47,729	$50,578	$49,294	$53,787	$54,938
Interest-bearing deposits	112,181	116,618	113,980	110,341	107,120
Total deposits	159,910	167,196	163,274	164,128	162,058
Short-term borrowings	4,764	4,795	5,316	6,731	7,908
Accrued interest and other liabilities	4,438	4,527	4,516	4,946	4,488
Long-term borrowings	11,319	11,450	8,201	7,123	7,417
Total liabilities	180,431	187,968	181,307	182,928	181,871
Shareholders' equity:
Preferred	2,744	2,011	2,011	2,011	2,011
Common	25,680	25,158	24,946	24,185	23,790
Total shareholders' equity	28,424	27,169	26,957	26,196	25,801
Total liabilities and shareholders' equity	$208,855	$215,137	$208,264	$209,124	$207,672

Second Quarter 2024 Results

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Six months ended
	June 30,		March 31,		June 30,		June 30, 2024 from		June 30,				Change
(Dollars in millions)	2024		2024		2023		March 31,	June 30,	2024		2023		in
	Balance	Rate	Balance	Rate	Balance	Rate	2024	2023	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$29,294	5.50%	$30,647	5.49%	$23,617	5.14%	-4%	24%	$29,971	5.50%	$23,963	4.89%	25%
Trading account	99	3.47	105	3.42	151	2.66	-6	-34	102	3.45	136	2.50	-25
Investment securities	29,695	3.61	28,587	3.30	28,623	3.09	4	4	29,141	3.46	28,126	3.04	4
Loans and leases, net of unearned discount:
Commercial and industrial	58,152	7.04	56,821	6.99	54,572	6.63	2	7	57,486	7.01	53,531	6.47	7
Real estate - commercial	31,458	6.38	32,696	6.36	34,903	6.38	-4	-10	32,077	6.37	35,089	6.14	-9
Real estate - consumer	23,006	4.32	23,136	4.28	23,781	4.10	-1	-3	23,071	4.30	23,775	4.03	-3
Consumer	21,972	6.61	21,143	6.54	20,289	5.88	4	8	21,558	6.58	20,388	5.77	6
Total loans and leases, net	134,588	6.38	133,796	6.32	133,545	6.02	1	1	134,192	6.35	132,783	5.87	1
Total earning assets	193,676	5.82	193,135	5.74	185,936	5.46	—	4	193,406	5.78	185,008	5.31	5
Goodwill	8,465		8,465		8,473		—	—	8,465		8,482		—
Core deposit and other intangible assets	126		140		185		-10	-32	133		192		-31
Other assets	9,714		9,738		9,782		—	-1	9,725		9,810		-1
Total assets	$211,981		$211,478		$204,376		—%	4%	$211,729		$203,492		4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$95,955	2.59%	$94,867	2.61%	$87,210	1.69%	1%	10%	$95,411	2.60%	$87,629	1.49%	9%
Time deposits	19,802	4.41	20,583	4.41	16,009	3.77	-4	24	20,192	4.41	13,832	3.49	46
Total interest-bearing deposits	115,757	2.90	115,450	2.93	103,219	2.02	—	12	115,603	2.91	101,461	1.76	14
Short-term borrowings	4,962	5.62	6,228	5.42	7,539	5.11	-20	-34	5,595	5.51	6,273	4.94	-11
Long-term borrowings	11,490	5.83	9,773	5.81	7,516	5.43	18	53	10,631	5.82	7,017	5.36	52
Total interest-bearing liabilities	132,209	3.26	131,451	3.26	118,274	2.43	1	12	131,829	3.26	114,751	2.15	15
Noninterest-bearing deposits	47,734		48,615		56,180		-2	-15	48,175		59,001		-18
Other liabilities	4,293		4,393		4,237		-2	1	4,343		4,208		3
Total liabilities	184,236		184,459		178,691		—	3	184,347		177,960		4
Shareholders' equity	27,745		27,019		25,685		3	8	27,382		25,532		7
Total liabilities and shareholders' equity	$211,981		$211,478		$204,376		—%	4%	$211,729		$203,492		4%
Net interest spread		2.56		2.48		3.03				2.52		3.16
Contribution of interest-free funds		1.03		1.04		.88				1.04		.81
Net interest margin		3.59%		3.52%		3.91%				3.56%		3.97%

Second Quarter 2024 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$655	$867	$1,186	$1,569
Amortization of core deposit and other intangible assets (1)	10	12	22	25
Net operating income	$665	$879	$1,208	$1,594
Earnings per common share
Diluted earnings per common share	$3.73	$5.05	$6.76	$9.06
Amortization of core deposit and other intangible assets (1)	.06	.07	.13	.15
Diluted net operating earnings per common share	$3.79	$5.12	$6.89	$9.21
Other expense
Other expense	$1,297	$1,293	$2,693	$2,652
Amortization of core deposit and other intangible assets	(13)	(15)	(28)	(32)
Noninterest operating expense	$1,284	$1,278	$2,665	$2,620
Efficiency ratio
Noninterest operating expense (numerator)	$1,284	$1,278	$2,665	$2,620
Taxable-equivalent net interest income	$1,731	$1,813	$3,423	$3,645
Other income	584	803	1,164	1,390
Less: Gain (loss) on bank investment securities	(8)	1	(6)	1
Denominator	$2,323	$2,615	$4,593	$5,034
Efficiency ratio	55.3%	48.9%	58.0%	52.0%
Balance sheet data
Average assets
Average assets	$211,981	$204,376	$211,729	$203,492
Goodwill	(8,465)	(8,473)	(8,465)	(8,482)
Core deposit and other intangible assets	(126)	(185)	(133)	(192)
Deferred taxes	30	46	32	47
Average tangible assets	$203,420	$195,764	$203,163	$194,865
Average common equity
Average total equity	$27,745	$25,685	$27,382	$25,532
Preferred stock	(2,405)	(2,011)	(2,208)	(2,011)
Average common equity	25,340	23,674	25,174	23,521
Goodwill	(8,465)	(8,473)	(8,465)	(8,482)
Core deposit and other intangible assets	(126)	(185)	(133)	(192)
Deferred taxes	30	46	32	47
Average tangible common equity	$16,779	$15,062	$16,608	$14,894
At end of quarter
Total assets
Total assets	$208,855	$207,672
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(119)	(177)
Deferred taxes	31	44
Total tangible assets	$200,302	$199,074
Total common equity
Total equity	$28,424	$25,801
Preferred stock	(2,744)	(2,011)
Common equity	25,680	23,790
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(119)	(177)
Deferred taxes	31	44
Total tangible common equity	$17,127	$15,192

(1) After any related tax effect.

Second Quarter 2024 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$655	$531	$482	$690	$867
Amortization of core deposit and other intangible assets (1)	10	12	12	12	12
Net operating income	$665	$543	$494	$702	$879
Earnings per common share
Diluted earnings per common share	$3.73	$3.02	$2.74	$3.98	$5.05
Amortization of core deposit and other intangible assets (1)	.06	.07	.07	.07	.07
Diluted net operating earnings per common share	$3.79	$3.09	$2.81	$4.05	$5.12
Other expense
Other expense	$1,297	$1,396	$1,450	$1,278	$1,293
Amortization of core deposit and other intangible assets	(13)	(15)	(15)	(15)	(15)
Noninterest operating expense	$1,284	$1,381	$1,435	$1,263	$1,278
Efficiency ratio
Noninterest operating expense (numerator)	$1,284	$1,381	$1,435	$1,263	$1,278
Taxable-equivalent net interest income	$1,731	$1,692	$1,735	$1,790	$1,813
Other income	584	580	578	560	803
Less: Gain (loss) on bank investment securities	(8)	2	4	—	1
Denominator	$2,323	$2,270	$2,309	$2,350	$2,615
Efficiency ratio	55.3%	60.8%	62.1%	53.7%	48.9%
Balance sheet data
Average assets
Average assets	$211,981	$211,478	$208,752	$205,791	$204,376
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,473)
Core deposit and other intangible assets	(126)	(140)	(154)	(170)	(185)
Deferred taxes	30	33	39	43	46
Average tangible assets	$203,420	$202,906	$200,172	$197,199	$195,764
Average common equity
Average total equity	$27,745	$27,019	$26,500	$26,020	$25,685
Preferred stock	(2,405)	(2,011)	(2,011)	(2,011)	(2,011)
Average common equity	25,340	25,008	24,489	24,009	23,674
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,473)
Core deposit and other intangible assets	(126)	(140)	(154)	(170)	(185)
Deferred taxes	30	33	39	43	46
Average tangible common equity	$16,779	$16,436	$15,909	$15,417	$15,062
At end of quarter
Total assets
Total assets	$208,855	$215,137	$208,264	$209,124	$207,672
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(119)	(132)	(147)	(162)	(177)
Deferred taxes	31	34	37	41	44
Total tangible assets	$200,302	$206,574	$199,689	$200,538	$199,074
Total common equity
Total equity	$28,424	$27,169	$26,957	$26,197	$25,801
Preferred stock	(2,744)	(2,011)	(2,011)	(2,011)	(2,011)
Common equity	25,680	25,158	24,946	24,186	23,790
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(119)	(132)	(147)	(162)	(177)
Deferred taxes	31	34	37	41	44
Total tangible common equity	$17,127	$16,595	$16,371	$15,600	$15,192

(1) After any related tax effect.